Sub-Item 77Q1(e)

                                 AMENDMENT NO. 4

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Investment Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                                   WITNESSETH:

     WHEREAS, AIM Investment Funds is now named AIM Investment Funds (Invesco Investment Funds); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                                           NEW NAME
------------                          ---------------------------------------
AIM Balanced-Risk Allocation Fund     Invesco Balanced-Risk Allocation Fund
AIM China Fund                        Invesco China Fund
AIM Developing Markets Fund           Invesco Developing Markets Fund
AIM Global Health Care Fund           Invesco Global Health Care Fund
AIM International Total Return Fund   Invesco International Total Return Fund
AIM Japan Fund                        Invesco Japan Fund
AIM LIBOR Alpha Fund                  Invesco LIBOR Alpha Fund
AIM Trimark Endeavor Fund             Invesco Endeavor Fund
AIM Trimark Fund                      Invesco Global Fund
AIM Trimark Small Companies Fund      Invesco Small Companies Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Investment Funds in the Contract are hereby deleted and replaced with AIM Investment Funds (Invesco Investment Funds).

     2. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

          Invesco Balanced-Risk Allocation Fund
          Invesco China Fund
          Invesco Developing Markets Fund
          Invesco Global Health Care Fund
          Invesco International Total Return Fund
          Invesco Japan Fund
          Invesco LIBOR Alpha Fund
          Invesco Endeavor Fund
          Invesco Global Fund

          Invesco Small Companies Fund
          Invesco Alternative Opportunities Fund
          Invesco Commodities Strategy Fund
          Invesco FX Alpha Plus Strategy Fund
          Invesco FX Alpha Strategy Fund
          Invesco Global Advantage Fund
          Invesco Global Dividend Growth Securities Fund
          Invesco Health Sciences Fund
          Invesco International Growth Equity Fund
          Invesco Pacific Growth Fund
          Invesco Van Kampen Emerging Markets Fund
          Invesco Van Kampen Global Bond Fund
          Invesco Van Kampen Global Equity Allocation Fund
          Invesco Van Kampen Global Franchise Fund
          Invesco Van Kampen Global Tactical Asset Allocation Fund Invesco Van Kampen International Advantage Fund
          Invesco Van Kampen International Growth Fund"

     2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                        INVESCO ADVISERS, INC.

                                        Adviser


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Name: John M. Zerr
                                        Title: Senior Vice President

                                        INVESCO TRIMARK LTD.

                                        Sub-Adviser


                                        By: /s/ Eric J. Adelson
                                            ------------------------------------
                                        Name: Eric J. Adelson
                                        Title: Senior Vice President, Legal and
                                               Secretary


                                        By: /s/ Wayne Bolton
                                            ------------------------------------
                                        Name: Wayne Bolton
                                        Title: Vice President, Compliance &
                                               Chief Compliance Officer

                                    INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

                                    Sub-Adviser


                                    By: /s/ Karl George Bayer and Jens Langewand
                                        ----------------------------------------
                                    Name: Karl George Bayer and Jens Langewand
                                    Title: Managing Directors

                                        INVESCO ASSET MANAGEMENT LIMITED

                                        Sub-Adviser


                                        By: /s/ Michelle Moran
                                            ------------------------------------
                                        Name: Michelle Moran
                                        Title: Head of Legal for UK and Ireland

                                        INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                        Sub-Adviser


                                        By: /s/ Masakazu Hasegawa
                                            ------------------------------------
                                        Name: Masakazu Hasegawa
                                        Title: Managing Director

                                        INVESCO AUSTRALIA LIMITED

                                        Sub-Adviser


                                        By: /s/ Mark Yesberg and Ian Coltman
                                            ------------------------------------
                                        Name: Mark Yesberg and Ian Coltman
                                        Title: Head of Product & Management,
                                               Head of Legal

                                        INVESCO HONG KONG LIMITED

                                        Sub-Adviser


                                        By:  /s/ Anna Tong and Gracie Liu
                                             -----------------------------------
                                        Name: Anna Tong and Gracie Liu
                                        Title: Director   Director

                                        INVESCO SENIOR SECURED MANAGEMENT, INC.

                                        Sub-Adviser


                                        By: /s/ Jeffrey H. Kupor
                                             -----------------------------------
                                        Name: Jeffrey H. Kupor
                                        Title: Secretary & General Counsel